EXHIBIT 11

                          METROMEDIA INTERNATIONAL GROUP, INC.
                            Computation of Earnings Per Share
                        (in thousands, except per share amounts)

                                                                                           THREE MONTHS ENDED
                                                                                      ----------------------------
                                                                                      SEPTEMBER 30,  SEPTEMBER 30,
                                                                                          1997           1996
                                                                                      -------------  -------------
Income (Loss) Per Share--Primary
  Continuing operations.............................................................   $   (31,279)    $ (13,263)
  Cumulative convertible preferred stock dividend requirement.......................          (584)       --
                                                                                      -------------  -------------
  Continuing operations attributable to common stock................................       (31,863)      (13,263)
  Discontinued operations...........................................................       252,485       (25,092)
  Extraordinary items...............................................................       (13,598)       (4,505)
                                                                                      -------------  -------------
  Net income (loss) available for common stock and common stock equivalents.........   $   207,024     $ (42,860)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Common stock and common stock equivalents (A)
  Weighted average common stock and common stock equivalents outstanding during
   the period.......................................................................        69,377        65,482
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Income (Loss) Per Share--Primary
  Continuing operations.............................................................   $     (0.46)    $   (0.20)
  Discontinued operations...........................................................          3.64         (0.39)
  Extraordinary items...............................................................         (0.20)        (0.07)
                                                                                      -------------  -------------
  Net income (loss).................................................................   $      2.98     $   (0.66)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Income (Loss) Per Share--Fully Diluted (B)
  Continuing operations.............................................................       (31,279)
  Discontinued operations...........................................................       252,485
  Extraordinary items...............................................................       (13,598)
                                                                                      -------------
  Net income (loss) available for common stock and common stock equivalents.........   $   207,608
                                                                                      -------------
                                                                                      -------------
Common stock, common stock equivalents and convertible securities
  Weighted average common stock, common stock equivalents and convertible
    securities outstanding during the period........................................        71,628
                                                                                      -------------
                                                                                      -------------
Income (Loss) Per Share--Fully Diluted
  Continuing operations.............................................................   $     (0.44)
  Discontinued operations...........................................................          3.53
  Extraordinary items...............................................................         (0.19)
                                                                                      -------------

  Net income........................................................................   $      2.90
                                                                                      -------------
                                                                                      -------------

(A)Common stock equivalents are not included in primary loss per share in the three months ended September 30, 1996 because they would be anti-dilutive.

(B)Fully diluted loss per share is not used in the three months ended September 30, 1996 because it is less than primary loss per share.

EXHIBIT 11

                       METROMEDIA INTERNATIONAL GROUP, INC.
                        Computation of Earnings Per Share
                     (in thousands, except per share amounts)

                                                                                           NINE MONTHS ENDED
                                                                                      ----------------------------
                                                                                      SEPTEMBER 30,  SEPTEMBER 30,
                                                                                          1997           1996
                                                                                      -------------  -------------
Income (Loss) Per Share--Primary
  Continuing operations.............................................................   $   (90,742)    $ (42,514)
  Cumulative convertible preferred stock dividend requirement.......................          (584)       --
                                                                                      -------------  -------------
  Continuing operations attributable to common stock................................       (91,326)      (42,514)
  Discontinued operations...........................................................       217,818       (33,832)
  Extraordinary items...............................................................       (14,692)       (4,505)
                                                                                      -------------  -------------
  Net income (loss) available for common stock and common stock equivalents.........   $   111,800     $ (80,851)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Common stock and common stock equivalents (A)
  Weighted average common stock and common stock equivalents outstanding
    during the period...............................................................        68,070        50,311
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Income (Loss) Per Share--Primary
  Continuing operations.............................................................   $     (1.34)    $   (0.84)
  Discontinued operations...........................................................          3.20         (0.67)
  Extraordinary items...............................................................         (0.22)        (0.09)
                                                                                      -------------  -------------
  Net income (loss).................................................................   $      1.64     $   (1.60)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Income (Loss) Per Share--Fully Diluted (B)
  Continuing operations.............................................................       (90,742)
  Discontinued operations...........................................................       217,818
  Extraordinary items...............................................................       (14,692)
                                                                                      -------------
Net income (loss) available for common stock and common stock equivalents...........   $   112,384
                                                                                      -------------
                                                                                      -------------
Common stock, common stock equivalents and convertible securities
  Weighted average common stock, common stock equivalents and convertible
    securities outstanding during the period........................................        69,096
                                                                                      -------------
                                                                                      -------------
Income (Loss) Per Share--Fully Diluted
  Continuing operations.............................................................   $     (1.31)
  Discontinued operations...........................................................          3.15
  Extraordinary items...............................................................         (0.21)
                                                                                      -------------
  Net income........................................................................   $      1.63
                                                                                      -------------
                                                                                      -------------

(A)Common stock equivalents are not included in primary loss per share in the nine months ended September 30, 1996 because they would be anti-dilutive.

(B)Fully diluted loss per share is not used in the nine months ended September 30, 1996 because it is less than primary loss per share.

                                       2